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                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  July 18, 2003


                           WESTERBEKE CORPORATION
           (Exact name of Registrant as specified in its Charter)


           Delaware                   0-15046              04-1925880
(State or other Jurisdiction)       (Commission          (IRS Employer
      of Incorporation)             File Number)      Identification No.)


                       Myles Standish Industrial Park
                            150 John Hancock Road
                              Taunton, MA 02780
                  (Address of principal executive offices)


     Registrant's telephone number, including area code:  (508) 823-7677

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ITEM 5.   Other Events.

      On July 19, 2003, the special committee of the board of directors of Westerbeke Corporation (the "Company") received from Valley Detroit Diesel Allison ("VDDA"), a potential strategic acquiror of the Company, a letter, dated July 18, 2003, offering to conduct a tender offer to purchase all of the outstanding common stock of the Company at a price of $3.70 per share. The offer was conditioned upon at least 90% of the outstanding shares of common stock of the Company being tendered in the tender offer. A copy of the VDDA offer is attached hereto as Exhibit 99.1. Subsequent to receiving the VDDA offer, a member of the special committee spoke to Mr. John H. Westerbeke, Jr., the Company's Chairman, Chief Executive Officer and President, and the beneficial holder of a majority of the Company's outstanding common stock ("Mr. Westerbeke"), who informed the special committee on July 28, 2003 that he would not tender the shares of the Company's common stock beneficially owned by him (through Westerbeke Acquisition Corporation) in connection with the VDDA offer.

      On July 28, 2003, the members of the special committee met and voted unanimously to recommend to the board of directors of the Company that the Company not pursue the VDDA proposal. The basis of the special committee's recommendation was that under the terms of the offer, the proposed acquisition would require the tender of at least 90% of the shares of the Company's outstanding common stock, and such condition could not be achieved given Mr. Westerbeke's stated unwillingness to tender the shares of the Company's common stock beneficially owned by him in connection with the offer. The special committee determined that it would be imprudent to expend the Company's resources pursuing a transaction that could not be consummated. On July 31, 2003, the Chairman of the special committee sent a letter, dated July 31, 2003, to VDDA informing VDDA of Mr. Westerbeke's position and the resulting determination by the special committee.

      On August 1, 2003, the board of directors of the Company (with Mr. Westerbeke abstaining), acting subsequent to the recommendation of the special committee, determined not to pursue the proposed transaction for the same reasons stated by the special committee.


ITEM 7.   Financial Statements And Exhibits.

      (c)   Exhibits.  The following exhibits are filed with this report:

            99.1  Offer of VDDA, dated July 18, 2003.


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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WESTERBEKE CORPORATION

Date:  August 1, 2003                  By:  /s/ Gregory Haidemenos
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                                            Gregory Haidemenos
                                            Principal Financial and
                                            Accounting Officer


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